KATY NEWS
                              ---------------------
                              FOR IMMEDIATE RELEASE

                              KATY INDUSTRIES, INC.
                       REPORTS 2005 FIRST QUARTER RESULTS

MIDDLEBURY, CT - April 29, 2005 - Katy Industries, Inc. (NYSE: KT) today reported a net loss in the first quarter of 2005 of ($2.6) million [($0.32) per share], versus net income of $0.7 million [$0.09 per share], in the first quarter of 2004, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common stockholders of ($4.6) million [($0.59) per share], in the first quarter of 2005, versus a net loss attributable to common stockholders of ($5.2) million [($0.67) per share], in the same period of 2004. The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($2.8) million [(3.0%) of net sales] in the first quarter of 2005, compared to operating income, as adjusted of $1.9 million [1.9% of net sales] in the same period in 2004. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the first quarter of 2005, Katy reported severance, restructuring and related charges of ($0.4) million. During the first quarter of 2004, Katy reported restructuring and other non-recurring or unusual items of ($2.3) million pre-tax [($0.30) per share], including severance, restructuring and related costs of ($1.9) million and costs associated with a proposed financing which Katy chose not to pursue of ($0.4) million. Also, during the first quarter of 2004, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($3.5) million [($0.44) per share]. Payment-in-kind dividends on convertible preferred stock ended in December 2004. Details regarding these items are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" accompanying this press release.

Financial highlights for the first quarter of 2005, as compared to the same period in the prior year, included:

      o Net sales in the first quarter of 2005 were $95.5 million, down $4.4 million compared to the same period in 2004 primarily due to weaker sales in the Maintenance Products Group, partially offset by stronger sales in the Electrical Products Group. Overall, the decrease of 4% resulted from lower volumes of 11% offset by higher pricing of 6% and favorable currency translation of 1%.

      o Gross margins were 10.0% in the first quarter of 2005, versus 16.6% in the first quarter of 2004. Margins were negatively impacted by higher raw material costs, a significant portion of which could not be passed on through price increases (mostly in the Maintenance Products Group); low manufacturing throughput at our plastics molding facilities in the U.S. and the U.K. as we reduced inventory levels and adjusted our production levels to react to the decision to exit certain unprofitable lines of Consumer Plastics business; and higher operating costs in our Abrasives business unit due to manufacturing inefficiencies resulting from i) the delayed consolidation of the Abrasives facilities and ii) a fire at our Wrens, Georgia facility early in the fourth quarter of 2004. These items were only partially offset by the favorable impact of restructuring and cost containment.

      o Selling, general and administrative expenses were $2.4 million lower than the first quarter of 2004. These costs represented 12.9% of sales in the first quarter of 2005, a decrease from 14.8% of sales for the same period of 2004. This decline was primarily due to cost containment in Electrical Products Group.

      o Debt at March 31, 2005 was $56.8 million [47% of total capitalization], versus $51.8 million [34% of total capitalization] at March 31, 2004. The increase in the ratio to total capitalization was principally due to lower stockholders equity which resulted in part from the impairment of long-lived assets of $30.8 million in the fourth quarter of 2004. Cash on hand at March 31, 2005 was $7.1 million, versus $4.0 million at March 31, 2004.

      o Katy generated free cash flow of $0.6 million during the three month period ended March 31, 2005 versus $18.1 million of free cash flow used during the three month period ended March 31, 2004. The improvement in free cash flow was primarily attributable to a reduction of inventory in the first quarter of 2005 versus an inventory build in the first quarter of 2004.

            Katy expects these liquidity trends to generally continue throughout 2005 as inventory is being reduced (except for seasonal builds in the Electrical Products Group in the second and third quarters), other elements of working capital are being managed and capital expenditures are expected to be lower in 2005. Free cash flow, a non-GAAP financial measure, is discussed further below.

      o Katy was in compliance with the amended covenants in the Bank of America Credit Agreement at March 31, 2005 and expects to be in compliance for the balance of 2005.

      o Katy expects to substantially complete its restructuring program in 2005. The remaining severance, restructuring and related costs for these initiatives (mostly related to the consolidation of our abrasives facilities) are expected to be in the range of $1.0 million to $2.0 million.

"Raw material costs appear to be stabilizing which should allow us, over the next several quarters, to strengthen our margins as our price increases take effect. We are also exiting some unprofitable lines in our Consumer Plastics business and will downsize the structure of this business," said C. Michael Jacobi, Katy's President and Chief Executive Officer. "We will continue our efforts to improve cash flow through the management of working capital and limiting strategic investments to projects that produce growth or improve productivity," added Mr. Jacobi.

Non-GAAP Financial Measures

To provide transparency about measures of Katy's financial performance which management considers most relevant, we supplement the reporting of Katy's consolidated financial information under GAAP with certain non-GAAP financial measures, including income (loss) from continuing operations, as adjusted; operating income (loss), as adjusted; and free cash flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" and "Statements of Cash Flows" accompanying this press release. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted and Operating Income (Loss), as adjusted. Net income (loss), as adjusted, is Katy's net income (loss) that excludes restructuring and other non-recurring and unusual items. Operating income (loss), as adjusted, is the Katy's operating income (loss) that excludes restructuring and other non-recurring and unusual items. Katy believes that its presentation of these measures provides useful information to management and investors regarding certain financial and business trends relating to its results of operations.

Free Cash Flow. Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy's management, as well as assumptions made by, and information currently available to, the company's management. Additionally, the forward-looking statements are based on Katy's current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy's filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:

Katy Industries, Inc.
Amir Rosenthal
(203) 598-0397

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

                                                                                 Three Months Ended March 31,
                                                                                -----------------------------
                                                                                   2005               2004
                                                                                -----------       -----------
Net sales                                                                       $    95,513       $    99,895
Cost of goods sold                                                                   85,990            83,265
                                                                                -----------       -----------
       Gross profit                                                                   9,523            16,630
Selling, general and administrative expenses                                         12,354            14,748
Severance, restructuring and related charges                                            373             1,898
                                                                                -----------       -----------
       Operating loss                                                                (3,204)              (16)
Interest expense                                                                     (1,264)             (800)
Other, net                                                                              (48)             (375)
                                                                                -----------       -----------
       Loss before provision for income taxes                                        (4,516)           (1,191)
Provision for income taxes                                                              132               590
                                                                                -----------       -----------
       Net loss                                                                      (4,648)           (1,781)
Payment-in-kind (PIK) dividends on convertible preferred stock                           --            (3,462)
                                                                                -----------       -----------
       Net loss attributable to common stockholders                             $    (4,648)      $    (5,243)
                                                                                ===========       ===========

Loss per share of common stock - basic and diluted:

Net loss                                                                        $     (0.59)      $     (0.23)
PIK dividends on convertible preferred stock                                             --             (0.44)
                                                                                -----------       -----------
       Net loss attributable to common stockholders                             $     (0.59)      $     (0.67)
                                                                                ===========       ===========

Weighted average common shares outstanding - basic and diluted                        7,945             7,881
                                                                                ===========       ===========

Other Information:

Working capital                                                                 $    12,811       $    24,181
                                                                                ===========       ===========
Working capital, exclusive of deferred tax assets and liabilities and debt
       classified as current                                                    $    54,335       $    58,792
                                                                                ===========       ===========
Long-term debt, including current maturities                                    $    56,789       $    51,754
                                                                                ===========       ===========
Stockholders' equity                                                            $    63,538       $   100,957
                                                                                ===========       ===========
Capital expenditures                                                            $     1,403       $     2,415
                                                                                ===========       ===========

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)

                                                                              Three Months Ended March 31,
                                                                              ----------------------------
                                                                                 2005              2004
                                                                              ----------        ----------
Reconciliation of loss from continuing operations to income (loss)
      from continuing operations, as adjusted:
Net loss                                                                      $   (4,648)       $   (1,781)
Unusual items:
      Severance, restructuring and related charges                                   373             1,898
      Costs associated with abandoned financing (included in other, net)              --               435
Adjustment to reflect a more normalized effective tax rate excluding
      unusual items                                                                1,706               156
                                                                              ----------        ----------
Net income (loss), as adjusted                                                $   (2,569)       $      708
                                                                              ==========        ==========

(Loss) income from continuing operations, as adjusted per share:
Loss from continuing operations per share                                     $    (0.59)       $    (0.23)
Unusual items per share                                                             0.05              0.30
Adjustment to reflect a more normalized effective tax rate excluding
      unusual items per share                                                       0.22              0.02
                                                                              ----------        ----------
Net (loss) income, as adjusted per share                                      $    (0.32)       $     0.09
                                                                              ==========        ==========

Weighted average shares outstanding - basic and diluted                            7,945             7,881
                                                                              ==========        ==========

Operating (loss) income, as adjusted:

Operating loss                                                                $   (3,204)       $      (16)
      Severance, restructuring and related charges                                   373             1,898
                                                                              ----------        ----------
Operating (loss) income, as adjusted:                                         $   (2,831)       $    1,882
                                                                              ==========        ==========
Operating (loss) income, as adjusted, as a % of sales                              -3.0%               1.9%
                                                                              ==========        ==========

KATY INDUSTRIES, INC. SEGMENT INFORMATION - UNAUDITED
(In thousands)

                                                  Three Months Ended March 31,
                                                -------------------------------
                                                    2005               2004
                                                ------------       ------------
Net sales:
         Maintenance Products Group             $     61,473       $     70,490
         Electrical Products Group                    34,040             29,405
                                                ------------       ------------
                                                $     95,513       $     99,895
                                                ============       ============

Operating (loss) income, as adjusted:
         Maintenance Products Group             $     (4,078)      $      2,406
         Electrical Products Group                     2,913              2,037
         Unallocated corporate expense                (1,666)            (2,561)
                                                ------------       ------------
                                                $     (2,831)      $      1,882
                                                ============       ============

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets                                              March 31,        December 31,        March 31,
Current assets:                                       2005               2004               2004
                                                   -----------       ------------      -----------
       Cash and cash equivalents                   $     7,099       $     8,525       $     3,996
       Accounts receivable, net                         50,288            66,689            59,517
       Inventories, net                                 61,900            65,674            66,865
       Other current assets                              5,287             4,233             4,216
                                                   -----------       -----------       -----------
Total current assets                                   124,574           145,121           134,594
                                                   -----------       -----------       -----------

Other assets:
       Goodwill                                          2,239             2,239            10,215
       Intangibles, net                                  7,352             7,428            22,040
       Other                                             9,581             9,946             9,615
                                                   -----------       -----------       -----------
Total other assets                                      19,172            19,613            41,870
                                                   -----------       -----------       -----------

Property and equipment                                 148,724           148,259           148,694
Less: accumulated depreciation                         (90,763)          (88,529)          (80,680)
                                                   -----------       -----------       -----------
Property and equipment, net                             57,961            59,730            68,014
                                                   -----------       -----------       -----------

Total assets                                       $   201,707       $   224,464       $   244,478
                                                   ===========       ===========       ===========


Liabilities and stockholders' equity
Current liabilities:
       Accounts payable                            $    27,070       $    39,079       $    31,267
       Accrued expenses                                 42,190            45,208            44,535
       Current maturities of long-term debt              2,857             2,857             1,848
       Revolving credit agreement                       39,646            40,166            32,763
                                                   -----------       -----------       -----------
Total current liabilities                              111,763           127,310           110,413

Revolving credit agreement                                  --                --            17,143
Long-term debt, less current maturities                 14,286            15,714                --
Other liabilities                                       12,120            12,855            15,965
                                                   -----------       -----------       -----------
Total liabilities                                      138,169           155,879           143,521
                                                   -----------       -----------       -----------

Stockholders' equity
       Convertible preferred stock                     108,256           108,256            96,969
       Common stock                                      9,822             9,822             9,822
       Additional paid-in capital                       25,111            25,111            36,979
       Accumulated other comprehensive income            4,165             4,564             2,833
       Accumulated deficit                             (61,906)          (57,258)          (22,918)
       Treasury stock                                  (21,910)          (21,910)          (22,728)
                                                   -----------       -----------       -----------
Total stockholders' equity                              63,538            68,585           100,957
                                                   -----------       -----------       -----------

Total liabilities and stockholders' equity         $   201,707       $   224,464       $   244,478
                                                   ===========       ===========       ===========

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

                                                                   Three Months Ended March 31,
                                                                  -------------------------------
                                                                       2005              2004
                                                                  ------------       ------------
Cash flows from operating activities:
    Net loss                                                      $     (4,648)      $     (1,781)
    Depreciation and amortization                                        2,847              3,802
    Amortization of debt issuance costs                                    276                264
                                                                  ------------       ------------
                                                                        (1,525)             2,285
                                                                  ------------       ------------
    Changes in operating assets and liabilities:
      Accounts receivable                                               16,164              5,956
      Inventories                                                        3,627            (13,188)
      Other assets                                                        (756)            (2,514)
      Accounts payable                                                 (11,839)            (6,243)
      Accrued expenses                                                  (2,964)            (1,923)
      Other, net                                                          (738)               (91)
                                                                  ------------       ------------
                                                                         3,494            (18,003)
                                                                  ------------       ------------
                                                                  ------------       ------------
    Net cash provided by (used in) operating activities                  1,969            (15,718)
                                                                  ------------       ------------

Cash flows from investing activities:
    Capital expenditures                                                (1,403)            (2,415)
    Collections of note receivable from sale of subsidiary                  71                 --
    Proceeds from sale of assets                                            --              3,673
                                                                  ------------       ------------
    Net cash (used in) provided by investing activities                 (1,332)             1,258
                                                                  ------------       ------------

Cash flows from financing activities:
    Net (repayments) borrowings on revolving loans                        (466)            13,906
    Repayments of term loans                                            (1,429)            (1,815)
    Direct costs associated with debt facilities                          (138)              (209)
                                                                  ------------       ------------
    Net cash (used in) provided by financing activities                 (2,033)            11,882
                                                                  ------------       ------------

Effect of exchange rate changes on cash and cash equivalents               (30)              (174)
                                                                  ------------       ------------
Net decrease in cash and cash equivalents                               (1,426)            (2,752)
Cash and cash equivalents, beginning of period                           8,525              6,748
                                                                  ------------       ------------
Cash and cash equivalents, end of period                          $      7,099       $      3,996
                                                                  ============       ============

Reconciliation of free cash flow to GAAP Results:

    Net cash provided by (used in) operating activities           $      1,969       $    (15,718)
    Capital expenditures                                                (1,403)            (2,415)
                                                                  ------------       ------------
    Free cash flow                                                $        566       $    (18,133)
                                                                  ============            =======